UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Effective February 1, 2016, Mark J. Rittenbaum was promoted to Executive Vice President, Commercial, Leasing and Finance of the Company and is no longer Chief Financial Officer and Principal Financial Officer of the Company. Mr. Rittenbaum has served as Executive Vice President and Chief Financial Officer (Principal Financial Officer) of the Company since January 2008. Prior to becoming Executive Vice President, Mr. Rittenbaum was Senior Vice President and Treasurer of the Company since 2001 and Vice President and Treasurer from 1994 to 2001. From 1990 until 1994, he was Vice President of Greenbrier Leasing Company LLC. Mr. Rittenbaum also serves on the boards of the Company’s significant joint ventures, GBW Railcar Services Holdings, L.L.C. and Greenbrier-GIMSA, LLC.

Also effective February 1, 2016, Lorie L. Tekorius was appointed as Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) of the Company. Ms. Tekorius served as Senior Vice President, Corporate Finance and Treasurer of the Company from 2012-2016. She has served in various management positions for the Company since 1995, including, prior to 2012, as Vice President, Corporate Finance and Treasurer.

A copy of the press release issued by The Greenbrier Companies, Inc. regarding the appointments of Mr. Rittenbaum and Ms. Tekorius is attached as Exhibit 99.1 and incorporated by reference herein.

(e)	In connection the appointments described above, Ms. Tekorius’ annual base salary was increased to $385,000.

In addition, the performance target percentages for Mr. Rittenbaum and Ms. Tekorius under the Company’s 2016 Executive Officer Bonus Program, which was previously described on Forms 8-K filed with the SEC on November 2, 2015 and November 13, 2015, were revised effective February 1, 2016. Potential bonus payments are established for Mr. Rittenbaum and Ms. Tekorius at different percentages of base salary, depending on the achievement of threshold, target or stretch performance goals. Bonus amounts will be interpolated for performance between the threshold, target and stretch levels. The target, threshold and stretch bonus amounts for Mr. Rittenbaum and Ms. Tekorius, effective February 1, 2016, as a percentage of base salary, are as follows:

Named Executive Officer	Threshold	Target	Stretch
Mark J. Rittenbaum	54%	90%	180%
Lorie L. Tekorius	45%	75%	150%

For both Mr. Rittenbaum and Ms. Tekorius, 75% of the bonus opportunity will continue to be based on achievement of the Company’s corporate-level adjusted EBITDA goal and 25% will continue to be based on achievement of corporate-level adjusted ROIC goal.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release of The Greenbrier Companies, Inc. dated February 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: February 2, 2016	By:	/s/ Victoria McManus
Victoria McManus
Executive Vice President and
Chief Strategic Officer